Exhibit 10.19.8

FIFTH AMENDMENT
TO
LOAN DOCUMENTS

     This Fifth Amendment to Loan Documents is entered into as of March 11, 2005 (the “Amendment”), by and among COMERICA BANK (“Bank”), ALLIANCE CONSULTING GROUP ASSOCIATES, INC. (“Consulting”) and ALLIANCE HOLDINGS, INC., (“Holdings”; Consulting and Holdings are referred to herein individually as a “Borrower” and collectively, the “Borrowers”).

RECITALS

     Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of September 25, 2003, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 12, 2003, that certain Second Amendment to Loan and Security Agreement dated as of May 27, 2004, that certain Third Amendment to Loan Documents dated as of August 9, 2004, and that certain Fourth Amendment to Loan Documents dated as of September 30, 2004 (collectively, the “Agreement”) and that certain LIBOR Addendum to Loan and Security Agreement dated as of September 25, 2003 (the “LIBOR Addendum”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The following defined terms in Section 1.1 of the Agreement are hereby added or amended to read as follows:

               “Borrowing Base” means an amount equal to $15,000,000 plus eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers.

               “Eligible Accounts” means those net billed trade Accounts that arise in the ordinary course of a Borrower’s business that comply with all of such Borrower’s representations and warranties to Bank set forth in Section 5.4 (it being recognized that pre-billed Accounts do not comply with such representations); provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to Borrowers in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of a Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of a Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

               (h) Accounts with respect to which a Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to such Borrower or for deposits or other property of the account debtor held by such Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to such Borrower, provided that, unless otherwise agreed to by Bank in writing, instead of deducting unapplied cash and customer deposits from Eligible Accounts, a reserve of $943,000 for unapplied cash and $1,199,000 for customer deposits shall permanently be deducted from Eligible Accounts (which reserve may be changed by Bank based on the results of a Collateral audit);

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrowers exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (k) Credit balances over ninety (90) days from invoice date; and

               (l) Accounts the collection of which Bank reasonably determines to be doubtful.

               “Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit or credit insurance in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

     2. Section 2.3(a) of the Agreement is hereby amended in its entirety to read as follows:

                    (i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to the Prime Rate.

     3. A new Section 2.8 is hereby added to the Agreement to read as follows:

          2.8. Lockbox.

               (a) Effective as of April 11, 2005 and at all times thereafter, Borrowers shall maintain an account at Bank (the “Lock Box Account”) into which all funds received by a Borrower from any source shall immediately be deposited. Borrowers shall direct all customers to mail or deliver all checks or other forms of payment for amounts owing to a Borrower to a post office box designated by Bank, over which Bank shall have exclusive and unrestricted access. Bank shall collect the mail delivered to such post office box, open such mail, and endorse and credit all items to the Lock Box Account. Borrowers shall direct all customers or other persons owing money to a Borrower who make payments by electronic transfer of funds to wire such funds directly to the Lock Box Account. Borrowers shall hold in trust for Bank all amounts that a Borrower receives despite the directions to make payments to the post office box or Lock Box Account, and immediately deliver such payments to Bank in their original form as received from the customer, with proper endorsements for deposit into the Lock Box Account. Each Borrower irrevocably authorizes Bank to transfer to the Lock Box Account any funds that have been deposited into any other accounts or that Bank has received by wire transfer, check, cash, or otherwise. No Borrower shall establish or maintain any accounts with any Person other than Bank except for accounts opened in the ordinary course of business from which all funds are transferred on a daily basis to the Lock Box Account. Bank shall have all right, title and interest in all of the items from time to time in the Lock Box Account and their proceeds. Neither Borrowers nor any person claiming through a Borrower shall have any right or control over the use of, or any right to withdraw any amount from, the Lock Box Account, which shall be under the sole control of Bank.

               (b) Bank may apply amounts held in the Lock Box Account to the outstanding balance of the Obligations on a daily basis. Borrowers shall open an operating account or operating accounts at Bank (collectively, the “Operating Account”), and any remaining balance in the Lock Box Account shall be transferred by Bank to the Operating Account. Bank may from time to time in its discretion make Advances to Borrowers to cover checks or other items or charges which a Borrower has drawn or made against such Operating Account or to cause payment of principal, interest, fees, or other charges due and payable by Borrowers under the Loan Documents. Each Borrower hereby irrevocably requests and authorizes Bank to make such Advances from time to time by means of appropriate entries of credits to the Operating Account sufficient to cover any such checks, items, and other charges then presented. Borrowers acknowledge and agree that the making of such Advances pursuant to this Section shall, in each case, be subject in all respects to the provisions of this Agreement, including without limitation the applicable conditions precedent to each Advance contained in this Agreement as if each of such Advances were covered by a Payment/ Advance Form signed or otherwise approved by Borrowers. Borrowers absolutely and unconditionally understand and agree that each Advance so made pursuant to this Section by entry of credits to the Operating Account or otherwise shall, for all purposes of this Agreement and the other Loan Documents, be treated as and deemed to be an Advance made directly to a Borrower.

               (c) Notwithstanding anything to the contrary contained in this Agreement, “Revolving Line” shall mean a credit extension of up to $15,000,000 until such time as Borrower has set up a Lockbox in accordance with this Section.

     4. The second paragraph of Section 6.3 of the Agreement is hereby amended in its entirety to read as follows:

               Within twenty (20) days after the last day of each month and with each request for a Credit Extension which brings the aggregate outstanding balance of all Credit Extensions to an amount in excess of $15,000,000, Borrowers shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable, provided that such reporting shall be delivered on a weekly basis at any time that the aggregate balance of all outstanding Credit Extensions is in excess of $15,000,000.

     5. Section 6.8 of the Agreement is hereby amended in its entirety to read as follows:

          6.8 Current Ratio. Borrowers shall maintain at all times a ratio of Current Assets to Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrowers to Bank, less deferred revenue, of at least 1.00 to 1.00.

     6. New Sections 6.11, 6.12, 6.13, and 6.14 are hereby added to the Agreement to read as follows:

          6.11 Consultant Utilization. Borrowers’ Consultant Utilization (salaried and hourly) shall be equal to or greater than 85% at all times. As used herein, “Consultant Utilization” means (a) all hours billed by Borrower to a client for consulting work divided by (b) all hours billed to Borrower by an hourly consultant or worked by Borrower’s salaried employees which perform consulting services.

          6.12 EBITDA. Beginning May 31, 2005 and as of the last day of each month thereafter, Borrowers’ monthly EBITDA shall be at least $50,000 for one of the two months immediately preceding each date of measurement.

          6.13 Net Profit. Borrowers’ net profit for the month ending October 31, 2005 shall be at least One Dollar ($1.00). Borrowers’ net profit for the two months ending November 30, 2005 shall be at least One Dollar ($1.00). As of the month ending December 31, 2005, and as of the last day of each month thereafter, Borrowers’ net profit for the three months immediately preceding each date of measurement shall be at least One Dollar ($1.00).

          6.14 Net Loss. As of March 31, 2005 and as of the last day of each month thereafter, Borrowers’ trailing three month net loss plus taxes shall not be greater than ($750,000).

          Borrowers shall only be required to comply with Sections 6.8, 6.11, 6.12, 6.13 and 6.14 (the “Financial Covenants”) when the aggregate balance of the outstanding Credit Extensions is in excess of $15,000,000. It shall be a condition precedent to Borrowers’ request of any Credit Extension which would bring the aggregate balance of the outstanding Credit Extensions in excess of $15,000,000 that Borrowers be in compliance with the Financial Covenants on the date of such request and on a pro forma basis for the month ended immediately prior to such request. Borrowers shall have the ability to cure any failure to comply with a Financial Covenant by immediately repaying such Credit Extensions as are necessary to bring the aggregate balance of the outstanding Credit Extensions to an amount which is $15,000,000 or less, provided that, notwithstanding anything to the contrary in this Agreement, unless otherwise agreed to by Bank in writing, thereafter, “Revolving Line” shall mean a credit extension of up to Fifteen Million Dollars ($15,000,000).

          The calculation of all Financial Covenants shall exclude the impact of noncash stock compensation expenses.

     7. Exhibit C to the Agreement is hereby amended and replaced in its entirety by Exhibit C attached hereto.

     8. Exhibit D to the Agreement is hereby amended and replaced in its entirety by Exhibit D attached hereto.

     9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

     10. Except as set forth in the Schedule of Exceptions originally provided by Borrowers to Bank in connection with the Agreement and the updated Schedule of Exceptions provided by Borrowers to Bank in connection with this Amendment, each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Amendment, duly executed by Borrowers;

               (b) Affirmation of Subordination;

               (c) two Amendment and Affirmation of Guaranties;

               (d) an amount equal to all Bank Expenses incurred through the date of this Amendment; and

               (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

ALLIANCE HOLDINGS, INC.

By:	/s/ James Dandy

Title:	Authorized Signer

ALLIANCE CONSULTING GROUP ASSOCIATES, INC.

By:	/s/ James Dandy

Title:	Vice President, Finance

COMERICA BANK

By:	/s/ Elizabeth Kinsey

Title:	SVP

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: ALLIANCE CONSULTING GROUP ASSOCIATES, INC. & ALLIANCE HOLDINGS, INC. Lender: Comerica Bank

Commitment Amount: $20,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 25% over 90 day accounts	$
6.	Concentration Limits	$
7.	Foreign Accounts	$
8.	Governmental Accounts	($2,142,000)
9.	Reserves for unapplied cash and customer deposits	$
10.	Unbilled Accounts	$
11.	Intercompany/Employee Accounts	$
12.	Other (please explain on reverse)	$
13.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14.	Eligible Accounts (#3 minus #13)		$
15.	LOAN VALUE OF ACCOUNTS (80% of #14)		$

BALANCES
16.	Maximum Loan Amount		$20,000,000
17.	Total Funds Available [Lesser of #16 or #15 plus $15,000,000]		$
18.	Present balance owing on Line of Credit		$
19.	Outstanding under Sublimits		$
20.	RESERVE POSITION (#17 minus #18 and #19)		$

The undersigned each represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

ALLIANCE CONSULTING GROUP ASSOCIATES, INC.		ALLIANCE HOLDINGS, INC.

By:		By:

	Authorized Signer		Authorized Signer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	ALLIANCE CONSULTING GROUP ASSOCIATES, INC. & ALLIANCE HOLDINGS, INC.

     The undersigned authorized officer of ALLIANCE CONSULTING GROUP ASSOCIATES, INC. & ALLIANCE HOLDINGS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement among Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of such Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements Annual (CPA Audited) 10K and 10Q A/R & A/P Agings, Borrowing Base Cert. A/R Audit IP Report Financial Forecast	Monthly within 30 days FYE within 90 days (as applicable) Monthly within 20 days* Initial and Semi-Annual Quarterly within 30 days FYE within 60 days	Yes Yes Yes Yes Yes Yes Yes	No No No No No No No

* Within twenty (20) days after the last day of each month and with each request for a Credit Extension which brings the aggregate outstanding balance of all Credit Extensions in excess of $15,000,000, Borrowers shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable, provided that such reporting shall be delivered on a weekly basis at any time that the aggregate amount of all outstanding Credit Extensions exceeds $15,000,000.

Financial Covenant	Required	Actual	Applicable	Complies
Minimum Current Ratio**	1.00:1.00	:1.00	N/A	Yes	No
Minimum Consultant Utilization**	85%***	%	N/A	Yes	No
EBITDA for trailing 2 mo. (beg. 5/05)**	$50,000 for 1 of 2 months of measurement	$	N/A	Yes	No
Minimum Net Profit	*	$	N/A	Yes	No
Maximum trailing 3 mo. Net Loss (beg. 3/05)**	($750,000)	$	N/A	Yes	No

*Borrowers’ net profit for the month ending October 31, 2005 shall be at least One Dollar ($1.00). Borrowers’ net profit for the two months ending November 30, 2005 shall be at least One Dollar ($1.00). As of the month ending December 31, 2005, and as of the last day of each month thereafter, Borrowers’ net profit for the three months immediately preceding each date of measurement shall be at least One Dollar ($1.00).
**Borrowers shall only be required to comply when the aggregate balance of the outstanding Credit Extensions is in excess of $15,000,000.
***Please attach a report showing calculation of consultant utilization percentage.

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status	Yes No